Exhibit 10.7 (ii)

To: Erez Golan	Date: August 22, 2005
Re: Revision of your personal employment agreement of December 9, 2002 (“Employment Agreement”)
We hereby put in writing that which is agreed between you and Topspin Medical (Israel) Ltd. (the ”Company”) regarding the modification of your Employment Agreement, in the event that TopSpin Medical, Inc. issues its securities to the public and lists the securities for trading on the Tel Aviv Stock Exchange (the “IPO”). Capitalized terms used herein shall have the meaning ascribed to them in the Employment Agreement, unless the context requires otherwise.
Upon consummation of the IPO the following provisions shall enter into effect:
1.	The following paragraph shall follow on to Section 2:

“Your term of employment shall be for five years from the date of the IPO, unless terminated. Without derogating for the generality foregoing, it is hereby clarified that either party may terminate the Personal Employment Agreement at any time on providing written notice to the other party three months in advance. Both the parties to this contract are required to notify the other party, in writing, of their desire to extend the employment contract beyond the initial five year term, no later than six months prior to the end of the five year term. For the removal of doubt if both parties do not notify the other party of their desire to extend this contract the employment of Erez Golan by the Company will be automatically terminated at the end of the five year term.

2.	Section 5.1 shall be deleted in its entirety and replaced with the following:

“Your monthly salary shall be NIS 50,000 gross linked to the increase of the CPI, adjusted upwards on a quarterly basis to the CPI last published prior to the date of such adjustment. The base index for each adjustment shall be the index last published prior to the date of the preceding adjustment. The base index for the first linkage adjustment shall be the index last published prior to the IPO. In addition your monthly salary (as may be increased pursuant to the terms hereof) shall be further increased to reflect any increase required pursuant to the governmental directives to be published from time to time and binding on the Company (Tzavei Harhava) with respect to the cost-of-living increases (Tosefet Yoker)”.

3.	The following shall follow on after Section 6.9.1

“This loan and the interest accrued thereon shall be converted to a grant on the one year anniversary of the IPO, subject to your being an employee or a consultant of either the Company or any affiliate at the time.

4.	Section 6.9.2 shall be deleted and replaced with the following:

“As of the Effective Date as a security to ensure the full and timely repayment of the Loan Amount, the Employee hereby creates and grants to the Company for its benefit and its successors and assigns, a security interest in the securities held by Erez Golan in Erez Golan Holdings Ltd. (such securities subject to the security interest are referred to as the “Pledged Shares”). In furtherance of the above, the Pledged Shares shall be stamped with a legend, as of the date of the IPO, stating that such securities have been pledged to the benefit of the Company. In addition, the Employee undertakes to execute any document required to register the pledge of the Pledged Shares with the Registrar of Pledges.

5.	Section 6.9.6 will be deleted in its entirety.

6.	Section 7.1 and 7.2 shall be deleted and replaced with the following:

“On an annual basis, starting one year after the IPO and ending three years after the IPO, the Company shall grant Erez Golan a bonus of U.S. $ 10,000 each year, subject to Erez Golan working for the either Company or an affiliate thereof in the capacity of employee or providing services to the Company or an affiliate thereof as a consultant. For the avoidance of doubt, it is hereby clarified that the bonus shall not be regarded as a part of the monthly salary for any purpose whatsoever including for the purpose of calculating severance pay, if you shall be entitled to such.”

This letter constitutes an appendix to the Employment Agreement and shall be deemed due notification in accordance with the provisions of the Notice Of Employment Terms Law (Employment Terms), 5762-2002 and the regulations thereunder. All other provisions of the Employment Agreement remain unchanged.

TopSpin Medical (Israel) Ltd.
I hereby declare that I have read and understood this letter and I agree to its contents.

Signature:

Date:

Employee’s name:

ID No.: